UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report: January 6, 2012
(Date of earliest event reported)

E MED FUTURE, INC.
(Exact name of registrant as specified in its charter)

Nevada --------------------------------	033-55254-36 --------------------------------	87-0485314 ----------------------------------------------
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Corporate Drive, Suite 234
Shelton, CT 06484
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(Address of principal executive offices) (Zip Code)

(203) 222-9333
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(Registrant’s telephone no., including area code)

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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07                      Submission of Matters to a Vote of Securities Holders.

On Friday, January 6, 2012 a Special Meeting of the Shareholders took place at the Company's office located at Two Corporate Drive, Suite 234, in Shelton, Connecticut pursuant to a notice sent on December 26, 2011 to shareholders of record on December 15, 2011.  The meeting was called to approve the Acquisition Agreement made on the 10th day of December, 2011 and approved by the Board of Directors thar same day to acquire ACEM Holding AG from Siyar Holding AG, a Swiss corporation, Pure Earth Holdings Ltd, a Cyprus corporation, Total Invest International BV, a Netherlands corporation, Wistals Investments International AG, a Swiss corporation, Vela Heleen Holding GMBH, a Swiss corporation, A van Buuren an individual resident in the Netherlands, and Sec Attorneys, LLC a Connecticut limited liability company (collectively the “Sellers”) for a ninety five (95%) percent interest in our Company in the form of One Hundred Twenty Million (120,000,000) newly issued common shares of E Med Future, Inc. shares in the name of the Sellers in accordance with the schedule in the Acquisition Agreement whereby after closing the Company shall have a total of One Hundred Twenty Six Million (126,000,000) issued and outstanding shares.

At the meeting, shares representing 3,945,821 by proxy or in person were represented.  Only shareholders of record at the close of business on December 15, 2011, the record date fixed by the Board of Directors, were entitled to notice of, and to vote at, the Special Meeting.  The Company’s Bylaws states that “the Board of Directors may fix a date not less than ten no more than fifty days prior to any meeting as the record date for the purpose of determining shareholders entitled to notice of and to vote at such meetings of the shareholders.”  At the close of business on the record date, there were 6,250,842 shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), outstanding and entitled to vote at the meeting.  Each share was entitled to one vote.  The presence in person or by proxy of owners of a majority of the outstanding shares of the Company's Common Stock constituted a quorum for the transaction of business at the Special Meeting.

At said meeting, the shareholders approved by unanimous  vote to approve the above  Acquisition Agreement to acquire ACEM Holding AG from the Sellers for One Hundred Twenty Million (120,000,000) newly issued common shares of E Med Future, Inc.

ACEM Holding AG owns all of the shares of ACCEM Madencihlik Ltd, a Turkish company that acquired from the Turkish state authorities a permit to mine in the county of Merkez, in the north of the village Azikan (Yazibasi) a surface of 490 hectors for the exploration of manganese ore.

In accordance with the Acquisition Agreement, at closing which is scheduled tentatively for the following week, is subject to the following conditions.

1.	At closing the Registrant shall have no assets or liabilities other than those owed to governmental agencies.
2.	Change the name of the Registrant to Acem Holdings, Inc.
3.	Spinoff its subsidiary E Med Sub, Inc. a Delaware corporation and any and all other existing assets and operations of EMed prior to or immediately after closing.
4.
Negotiate and settle all other existing debts of EMed for newly issued shares of EMed whereby at closing no more than Six Million (6,000,000) common shares post ten to one reverse split are issued and outstanding to all shareholders other than the current shareholders of ACEM Holding AG.

5.
At Closing, Donald Sullivan and Ron Alexander shall resign, and Frans van Rijn shall be elected to the Board of Directors and serve as its Chief Executive Officer and Richard Fokker shall be elected to the Board of Directors and serve as its Chief Financial Officer.

SIGNATURE

E MED FUTURE, INC.
(Registrant)

Date: January 6, 2012	By: /s/ DONALD SULLIVAN
Donald Sullivan
President and
Chairman of the Board
(Duly Authorized Officer)